Exhibit 99.1

UNITED REPORTS OCTOBER 2012

OPERATIONAL PERFORMANCE

CHICAGO, Nov. 7, 2012 – United Continental Holdings, Inc. (NYSE: UAL) today reported October 2012 combined operational results for its airline units.

UAL’s consolidated traffic (revenue passenger miles) in October 2012 decreased 3.3 percent and consolidated capacity (available seat miles) decreased 4.4 percent versus October 2011. UAL’s consolidated load factor in October 2012 increased 0.9 points compared to October 2011.

UAL’s October 2012 consolidated passenger revenue per available seat mile (PRASM) increased an estimated 0.5 to 1.5 percent compared to October 2011.

Superstorm Sandy impacted operations in October, reducing the company’s revenue by approximately $90 million and the company’s profit by approximately $35 million in the month. As a result of the storm, the company canceled nearly 5,300 flights in October, which reduced consolidated capacity and improved consolidated PRASM growth by approximately 1 point year-over-year, which is included in the above estimate.

About United

United Airlines and United Express operate an average of 5,557 flights a day to 378 airports on six continents from our hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark, San Francisco, Tokyo and Washington, D.C. In 2011, United carried more traffic than any other airline in the world, and operated more than two million flights carrying 142 million passengers. United is upgrading its cabins with more flat-bed seats in first and business class and more extra-legroom economy-class seating than any other airline in North America. United now has 180 airplanes featuring DIRECTV®, offering customers more live television access than any other airline in the world. United operates nearly 700 mainline aircraft and has orders for more than 270 new aircraft deliveries through 2022, including 25 Airbus A350XWBs and 100 Boeing 737 MAX 9 aircraft. United took delivery of the first two of five new Dreamliners it expects to receive this year; in total, United has ordered 50 of the aircraft. United was rated the world’s most admired airline on FORTUNE magazine’s 2012 airline-industry list of the World’s Most Admired Companies. Readers of Global Traveler

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magazine have voted United’s MileagePlus program the best frequent flyer program for eight consecutive years. United is a founding member of Star Alliance, which provides service to 193 countries via 27 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com or follow United on Twitter and Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Preliminary Operational Results

	October				Year-to-Date
	2012	2011	Change		2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	7,464,167	7,782,590	(4.1%)		78,352,032	80,078,668	(2.2%)
International	6,799,237	7,068,569	(3.8%)		73,772,194	73,404,959	0.5%
Atlantic	2,992,464	3,308,944	(9.6%)		32,547,917	33,685,158	(3.4%)
Pacific	2,765,873	2,711,515	2.0%		27,320,161	26,285,757	3.9%
Latin	1,040,900	1,048,110	(0.7%)		13,904,116	13,434,044	3.5%
Mainline	14,263,404	14,851,159	(4.0%)		152,124,226	153,483,627	(0.9%)
Regional	2,194,297	2,172,861	1.0%		21,952,005	21,602,190	1.6%
Consolidated	16,457,701	17,024,020	(3.3%)		174,076,231	175,085,817	(0.6%)
AVAILABLE SEAT MILES (000)
Domestic	8,706,559	9,156,103	(4.9%)		91,983,575	93,845,309	(2.0%)
International	8,463,867	8,863,923	(4.5%)		91,141,191	90,975,401	0.2%
Atlantic	3,800,495	4,165,738	(8.8%)		40,687,158	41,992,620	(3.1%)
Pacific	3,351,989	3,340,306	0.3%		33,183,362	31,985,586	3.7%
Latin	1,311,383	1,357,879	(3.4%)		17,270,671	16,997,195	1.6%
Mainline	17,170,426	18,020,026	(4.7%)		183,124,766	184,820,710	(0.9%)
Regional	2,673,624	2,740,889	(2.5%)		27,413,772	27,753,875	(1.2%)
Consolidated	19,844,050	20,760,915	(4.4%)		210,538,538	212,574,585	(1.0%)
PASSENGER LOAD FACTOR
Domestic	85.7%	85.0%	0.7	pts	85.2%	85.3%	(0.1	) pts
International	80.3%	79.7%	0.6	pts	80.9%	80.7%	0.2	pts
Atlantic	78.7%	79.4%	(0.7	) pts	80.0%	80.2%	(0.2	) pts
Pacific	82.5%	81.2%	1.3	pts	82.3%	82.2%	0.1	pts
Latin	79.4%	77.2%	2.2	pts	80.5%	79.0%	1.5	pts
Mainline	83.1%	82.4%	0.7	pts	83.1%	83.0%	0.1	pts
Regional	82.1%	79.3%	2.8	pts	80.1%	77.8%	2.3	pts
Consolidated	82.9%	82.0%	0.9	pts	82.7%	82.4%	0.3	pts
ONBOARD PASSENGERS (000)
Mainline	7,445	7,839	(5.0%)		79,229	81,238	(2.5%)
Regional	3,966	3,858	2.8%		39,368	38,065	3.4%
Consolidated	11,411	11,697	(2.4%)		118,597	119,303	(0.6%)
CARGO REVENUE TON MILES (000)
Total	205,193	228,806	(10.3%)		2,063,954	2,213,672	(6.8%)

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Preliminary Financial Results

September 2012 year-over-year consolidated PRASM change	(3.1)%
September 2012 year-over-year mainline PRASM change	(4.0)%
October 2012 estimated year-over-year consolidated PRASM change	0.5 – 1.5%
October 2012 estimated year-over-year mainline PRASM change	Approximately flat
October 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.42	Dollars
Fourth Quarter 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.30	Dollars

Preliminary Operational Results

	2012	2011[3]	Change
October On-Time Performance[1]	76.7%	82.1%	(5.4	) pts
October Completion Factor[2]	95.6%	99.3%	(3.7	) pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline completion percentage.
[3]

In order to provide a meaningful year-over-year comparison, 2011 operational results are combined on a weighted departure basis for the Company’s two operating subsidiaries, United and Continental. On a standalone basis, United’s October 2011 on-time performance and completion factor was 82.4% and 99.4%, respectively, and Continental’s October 2011 on-time performance and completion factor was 81.6% and 99.2%, respectively.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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